Danimer Scientific Announces First Quarter 2022 Results

BAINBRIDGE, GA – May 10, 2022 – Danimer Scientific, Inc. (NYSE: DNMR) (“Danimer” or the “Company”), a leading next generation bioplastics company focused on the development and production of biodegradable materials, announced today its financial results for the first quarter ended March 31, 2022.

Stephen E. Croskrey, Chairman and Chief Executive Officer of Danimer commented, “During the first quarter we progressed further on our journey to deliver leading biodegradable packaging solutions for a variety of in-demand customer applications. PHA revenues nearly doubled year-over-year, driving total revenues up 12% to $14.7 million. We were also able to continue negotiating various development and supply agreements with customers. Of note is the recent announcement of the expansion of our partnership with Kemira to commercialize barrier coatings for paper products such as coffee cups. We were also pleased to further scale production at Phase I of our Kentucky facility while ensuring Phase II construction advanced in accordance with our plan to bring the facility online and begin to scale up by the end of the second quarter. As we move through 2022, our continued expansion of production capacity, application development expertise, contracted revenue streams and future efficiencies of scale should continue to shape our bright path forward as an increasing number of companies evaluate solutions to maintain their ESG commitments using our superior biodegradable alternatives.”

First Quarter 2022 Financial Highlights

•
Revenues increased 12% to a first-quarter record of $14.7 million compared to the first quarter of 2021, primarily driven by strong growth in product revenue due to higher PHA-based product sales. PHA-based product sales nearly doubled year-over-year, expanding to 52% of total revenue compared to 29% in the first quarter of 2021.
•
Gross profit was $(1.3) million compared to $1.5 million in the first quarter of 2021. Adjusted gross profit1 was $2.6 million compared to $3.9 million in the first quarter of 2021. Adjusted gross margin1 was 17.5% for the first quarter of 2022 and was 29.2% in the first quarter of 2021. The decrease in margin was primarily driven by lower PLA-based product sales at a lower margin for that product and lower services revenue, partially offset by higher PHA-based product sales at improved margins.
•
On a sequential basis, adjusted gross margin increased significantly compared to the fourth quarter 2021, which was largely attributable to a higher portion of PHA-based product sales from the more efficiently produced and lower cost inventory associated with higher capacity utilization from the Phase I Kentucky operation. The Company expects the average cost per unit of products sold to improve as the remainder of older, higher-cost inventory works through the channel. Adjusted gross profit excludes the PLA additives inventory reserve, stock-based compensation, depreciation, and rent expense, among other items.
•
Net loss of $26.4 million included a $5.0 million non-cash gain related to the remeasurement of the Company’s private warrants for the first quarter of 2022.
•
Adjusted EBITDA1 was $(10.6) million in the first quarter of 2022 compared to $(2.3) million in the first quarter of 2021, primarily due to the decline in gross profit as well as an increase in headcount and salaries to support future expansion plans. The first quarter of 2022 also included approximately $1.3 million of R&D and operating expenses related to Novomer, now referred to as Danimer Catalytic Technologies, which the Company did not incur in the prior year period.

•
Adjusted EBITDAR1, which excludes rent expense primarily associated with the Company’s Kentucky facility and one of the Company's production facilities in Georgia, was $(9.7) million, compared to $(1.6) million in the prior year quarter.

(1)

An explanation of non-GAAP measures disclosed in this release and a reconciliation of these non-GAAP results to comparable GAAP measures are included in the “Non-GAAP Financial Measures” section of the release.

Capital Structure and Cash Balance

At March 31, 2022, the Company reported total debt outstanding of $261.7 million, net of $10.1 million of unamortized debt issuance costs, and includes approximately $21.0 million dollars of low-interest New Markets Tax Credit loans that the Company expects will be forgiven in 2026. At the end of the first quarter, cash and cash equivalents were $210.0 million.

Outlook

Danimer continues to focus on making disciplined investments in its operational platform and infrastructure that will allow it to capture the significant opportunity for its products. The Company expects full year 2022 will be another year of investment, with an intense focus on getting its PHA-based business to profitability.

For the full year 2022, the Company is introducing its outlook for Adjusted EBITDA to be in the range of $(45) million to $(35) million, compared to $(22.6) million in 2021. The Company expects its Kentucky facility to have a favorable year-over-year impact and to turn profitable as it increases its PHA-based revenues and drives operational efficiencies. The improved profitability from PHA-based revenues is expected to be more than offset by lower PLA-based revenue, a full year of prior SG&A and R&D investments to support growth, as well as a full year of consolidated costs from Danimer Catalytic Technologies acquired in August 2021. The Company expects full year capital expenditures to be in the range of $190 million to $200 million, inclusive of capitalized interest and internal labor and overhead, and have a year-end cash balance in excess of $50 million.

Looking beyond 2022, the Company expects its PHA-based revenues to drive a significant increase in the Company’s overall profitability. The Company remains confident in its ability to execute against its objectives with a prudent focus on profitability and cash management.

Webcast, Conference Call and 10-Q Filing

The Company will host a webcast and conference call on Tuesday, May 10, 2022, at 5:00 p.m. Eastern time to review first quarter of 2022 results, discuss recent events and conduct a question-and-answer session. The live webcast will be available at www.danimerscientific.com in the Investor Relations section. The conference call will also be accessible by dialing 1-877-407-9208 (Domestic) and 1-201-493-6784 (International). A replay of the webcast will be available on the Company’s website.

About Danimer Scientific

Danimer is a pioneer in creating more sustainable, more natural ways to make plastic products. For more than a decade, its renewable and sustainable biopolymers have helped create plastic products that are biodegradable and compostable and return to nature instead of polluting our lands and waters. Danimer’s technology can be found in a vast array of plastic end products that people use every day. Applications for its biopolymers include additives, aqueous coatings, fibers, filaments, films and injection-molded articles, among others. Danimer holds more than 430 granted patents and pending patent applications in more than 20 countries for a range of manufacturing processes and biopolymer formulations. For more information, visit www.DanimerScientific.com.

Forward‐Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements regarding our expectations for full year 2022 capital expenditures and Adjusted EBITDA. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to, the overall level of consumer demand on our products; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the financial strength of the Company's customers; the Company's ability to implement its business strategy, including, but not limited to, its ability to expand its production facilities and plants to meet customer demand for its products and the timing thereof; risks relating to the uncertainty of the projected financial information with respect to the Company; the ability of the Company to execute and integrate acquisitions; changes in governmental regulation, legislation or public opinion relating to our products; the Company’s exposure to product liability or product warranty claims and other loss contingencies; disruptions and other impacts to the Company’s business, as a result of the COVID-19 global pandemic and government actions and restrictive measures implemented in response; stability of the Company’s manufacturing facilities and suppliers, as well as consumer demand for our products, in light of disease epidemics and health-related concerns such as the COVID-19 global pandemic; the impact that global climate change trends may have on the Company and its suppliers and customers; the Company's ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, our information systems; the ability of our information technology systems or information security systems to operate effectively, including as a result of security breaches, viruses, hackers, malware, natural disasters, vendor business interruptions or other causes; our ability to properly maintain, protect, repair or upgrade our information technology systems or information security systems, or problems with our transitioning to upgraded or replacement systems; the impact of adverse publicity about the Company and/or its brands, including without limitation, through social media or in connection with brand damaging events and/or public perception; fluctuations in the price, availability and quality of raw materials and contracted products as well as foreign currency fluctuations; our ability to utilize potential net operating loss carryforwards; and changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks. More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Contacts:

Investors

ir@danimer.com

Phone: 229-220-1103

Media

Jonathan Houghton

jhoughton@daltonagency.com

Phone: 615-515-4892

Danimer Scientific, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

	March 31,	December 31,
(in thousands, except share and per share data)	2022	2021
Assets:
Current assets:
Cash and cash equivalents	$210,045	$286,487
Accounts receivable, net	18,825	17,149
Other receivables, net	1,378	3,836
Inventories, net	28,230	24,573
Prepaid expenses and other current assets	4,059	4,737
Contract assets	4,305	3,576
Total current assets	266,842	340,358

Property, plant and equipment, net	364,635	316,181
Intangible assets, net	83,578	84,659
Goodwill	62,663	62,649
Right-of-use assets	19,179	19,240
Leverage loans receivable	13,408	13,408
Restricted cash	480	481
Loan fees	1,452	1,397
Other assets	228	224
Total assets	$812,465	$838,597

Liabilities and Stockholders' Equity:
Current liabilities:
Accounts payable	$17,076	$20,790
Accrued liabilities	14,042	18,777
Unearned revenue and contract liabilities	-	214
Current portion of lease liability	3,337	3,337
Current portion of long-term debt, net	218	357
Total current liabilities	34,673	43,475

Private warrants liability	4,583	9,578
Long-term lease liability, net	22,554	22,693
Long-term debt, net	261,459	260,934
Deferred income taxes	723	1,014
Other long-term liabilities	526	638
Total liabilities	$324,518	$338,332

Stockholders' equity:
Common stock, $0.0001 par value; 200,000,000 shares authorized: 100,760,215 and 100,687,820 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	$10	$10
Additional paid-in capital	633,213	619,145
Accumulated deficit	(145,276)	(118,890)
Total stockholders’ equity	487,947	500,265
Total liabilities and stockholders’ equity	$812,465	$838,597

Danimer Scientific, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
(in thousands, except share and per share data)	2022	2021
Revenue:
Products	$13,216	$11,024
Services	1,527	2,157
Total revenue	14,743	13,181

Costs and expenses:
Cost of revenue	16,065	11,725
Selling, general and administrative	22,236	10,120
Research and development	7,131	2,619
Total costs and expenses	45,432	24,464
Loss from operations	(30,689)	(11,283)

Nonoperating income (expense):
Gain on remeasurement of private warrants	4,995	(80,697)
Interest, net	(992)	(148)
Loss on loan extinguishment	-	(2,604)
Other expense, net	9	(2)
Total nonoperating income (expense)	4,012	(83,451)
Loss before income taxes	(26,677)	(94,734)
Income taxes	291	-
Net loss	$(26,386)	$(94,734)

Basic and diluted net loss per share	$(0.26)	$(1.12)

Weighted average number of shares used to compute
Basic and diluted net loss per share	100,728,366	84,708,137

Danimer Scientific, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended
	March 31,
(in thousands)	2022	2021
Cash flows from operating activities:
Net loss	$(26,386)	$(94,734)
Adjustments to reconcile net loss to net cash used in operating activities:
(Gain) loss on remeasurement of private warrants	(4,995)	80,697
Stock-based compensation	13,750	6,665
Depreciation and amortization	4,259	2,100
Inventory reserves	1,056	-
Deferred income taxes	(291)	-
Loss on write-off of deferred loan costs	-	1,900
Amortization of debt issuance costs and debt discounts	572	82
Amortization of right-of-use assets and lease liability	(77)	41
Other	612	38
Changes in operating assets and liabilities, net of effects of acquisition:
Accounts receivable, net	(2,272)	(3,529)
Other receivables	2,458	20
Inventories, net	(4,713)	(3,204)
Prepaid expenses and other current assets	678	(1,498)
Contract assets	(729)	-
Other assets	(4)	125
Accounts payable	725	(669)
Accrued and other long-term liabilities	(2,034)	(2,123)
Unearned revenue and contract liabilities	(214)	(119)
Net cash used in operating activities	(17,605)	(14,208)
Cash flows from investing activities:
Purchases of property, plant and equipment	(58,902)	(23,893)
Acquisition of Novomer, net of cash acquired	(14)	-
Net cash used in investing activities	(58,916)	(23,893)
Cash flows from financing activities:
Proceeds from long-term debt	-	120
Cash paid for debt issuance costs	(196)	(25)
Proceeds from exercise of stock options	164	1,191
Proceeds from employee stock purchase plan	209	-
Principal payments on long-term debt	(44)	(27,037)
Cost related to warrants	(55)	-
Proceeds from issuance of common stock, net of issuance costs	-	(815)
Net cash provided by (used in) financing activities	78	(26,566)
Net decrease in cash and cash equivalents and restricted cash	(76,443)	(64,667)
Cash and cash equivalents and restricted cash-beginning of period	286,968	379,897
Cash and cash equivalents and restricted cash-end of period	$210,525	$315,230

Supplemental cash flow information:
Cash paid for interest	$420	$130
Cash paid for operating leases	$885	$798
Supplemental non-cash disclosure:
Changes in accounts payable and accrued liabilities related to purchase of property, plant and equipment	$7,251	$952

Non-GAAP Financial Measures

This press release includes the non-GAAP financial measures “Adjusted EBITDA”, “Adjusted EBITDAR”, “Adjusted Gross Profit” and "Adjusted Gross Margin". Danimer management views these metrics as a useful way to look at the performance of its operations between periods and to exclude decisions on capital investment and financing that might otherwise impact the review of profitability of the business based on present market conditions.

Adjusted EBITDA is defined as net income or loss plus net interest expense, income taxes, depreciation and amortization, as adjusted to add back certain charges or gains that Danimer may record each period such as remeasurement of private warrants, stock-based compensation expense, as well as non-recurring charges such as (i) asset disposal gains or losses as well as other significant gains or losses such as debt extinguishments; (ii) legal settlements; or (iii) other discrete non-recurring items. Danimer believes these items are not considered an indicator of ongoing performance. Adjusted EBITDA is not a measure of performance defined in accordance with GAAP. The measure is used as a supplement to GAAP results in evaluating certain aspects of Danimer’s business, as described below.

Adjusted EBITDAR is defined as Adjusted EBITDA plus rent expense.

Adjusted Gross Profit is defined as Gross Profit plus depreciation, PLA additive inventory reserve, stock-based compensation and rent expense.

Adjusted Gross Margin is defined as Adjusted Gross Profit divided by total revenue.

Danimer believes that each of Adjusted EBITDA, Adjusted EBITDAR, Adjusted Gross Profit and Adjusted Gross Margin is useful to investors in evaluating the Company’s performance because each measure considers the performance of the Company’s operations, excluding decisions made with respect to capital investment, financing and other non-recurring charges as outlined in the preceding paragraph. Danimer believes these non-GAAP metrics offer additional financial information that, when coupled with the GAAP results and the reconciliation to GAAP results, provides a more complete understanding of its results of operations and the factors and trends affecting its business.

Adjusted EBITDA, Adjusted EBITDAR, Adjusted Gross Profit and Adjusted Gross Margin should not be considered as an alternative to net income or loss as an indicator of its performance or as alternatives to any other measure prescribed by GAAP as there are limitations to using such non-GAAP measures. Although Danimer believes that Adjusted EBITDA, Adjusted EBITDAR, Adjusted Gross Profit and Adjusted Gross Margin may enhance an evaluation of its operating performance based on recent revenue generation and product/overhead cost control because it excludes the impact of prior decisions made about capital investment, financing and other expenses, (i) other companies in Danimer’s industry may define Adjusted EBITDA, Adjusted EBITDAR, Adjusted Gross Profit and Adjusted Gross Margin differently than Danimer does and, as a result, they may not be comparable to similarly titled measures used by other companies in its industry, and (ii) Adjusted EBITDA, Adjusted EBITDAR, Adjusted Gross Profit and Adjusted Gross Margin exclude certain financial information that some may consider important in evaluating Danimer’s performance.

Danimer compensates for these limitations by providing disclosure of the differences between Adjusted EBITDA, Adjusted EBITDAR, Adjusted Gross Profit and Adjusted Gross Margin and GAAP results, including providing a reconciliation to GAAP results, to enable investors to perform their own analysis of Danimer’s operating results. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, reconciliations to GAAP financial measures are not provided for forward-looking non-GAAP measures. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Forward-looking non-GAAP financial measures are presented without reconciliations to GAAP measures because the GAAP financial measures are not accessible on a forward-looking basis, and reconciling information is not available without unreasonable effort due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Danimer Scientific, Inc.

Reconciliation of Adjusted EBITDAR and Adjusted EBITDA to Net Loss (Unaudited)

	Three Months Ended March 31,
	2022	2021

Net loss	$(26,386)	$(94,734)
Income tax expense (benefit)	(291)	-
Interest expense, net	992	148
Depreciation and amortization	4,259	2,100
PLA additive inventory reserve	1,016	-
(Gain) loss on remeasurement of private warrants	(4,995)	80,697
Stock-based compensation	13,700	6,665
Loss on debt extinguishment	-	2,604
Litigation and other legal related	760	-
Public company transition costs	350	207
Other expense, net	(9)	2
Adjusted EBITDA (1)	$(10,604)	$(2,311)
Rent	887	725
Adjusted EBITDAR (1)	$(9,717)	$(1,585)

(1) May not foot due to rounding.

Reconciliation of Adjusted Gross Profit to Gross Profit (Unaudited)

	Three Months Ended March 31,
	2022	2021

Total revenue	$14,743	$13,181
Cost of revenue	16,065	11,725
Gross Profit	(1,322)	1,456
PLA additive inventory reserve	1,016	-
Depreciation	2,227	1,839
Rent	628	530
Stock-based compensation	29	26
Adjusted Gross Profit (1)	$2,578	$3,851

Adjusted Gross Margin	17.5%	29.2%

(1) May not foot due to rounding.